Exhibit 10.3

AMENDMENT TO CONSULTING AGREEMENT AND PLACEMENT AGENCY AGREEMENT

This Amendment (the “Amendment”) is made as of December 10, 2024, by and between Lipella Pharmaceuticals Inc. (the “Company”) and Spartan Capital Securities, LLC (the “Consultant” and “Placement Agent”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Consulting Agreement (defined below) and Placement Agent Agreement (defined below), as applicable.

WHEREAS, the Company and Consultant are parties to (i) a Consulting Agreement and Advisory Agreement dated December 5, 2024 (the “Consulting Agreement”), and (ii) a Placement Agent Agreement dated December 5, 2024 (the “Placement Agent Agreement”); and

WHEREAS, the parties wish to amend the Consulting Agreement and Placement Agent Agreement to amend or clarify certain terms relating to the issuance of shares of Common Stock and Placement Agent Warrants.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1.	Amendment to Placement Agent Warrants. Section 4(b) of the Placement Agent Agreement is hereby amended to clarify that the Placement Agent shall be entitled to receive warrants to purchase a number of shares of Common Stock equal to 10% of the shares of Common Stock issuable upon the conversion of the Shares sold at each Closing. This replaces the prior provision, which incorrectly stated that the Placement Agent shall be entitled to receive warrants that would equal 10% of the Shares sold in the Offering.

2.	Advisory Shares. Section 3.4 of the Consulting Agreement is hereby amended to provide that the Advisory Shares issuable to the Consultant shall be in the form of a new class of Series C Preferred Stock (the “Series C Preferred Stock”) to be designated in lieu of Common Stock. The Series C Preferred Stock shall be junior to all other series of preferred stock of the Company, par value $0.0001 per share, pari passu with the Common Stock, have the same rights and preferences as the Common Stock, be convertible into Common Stock on a 1:1 ratio, and include a 4.99% beneficial ownership limitation, ensuring that no single holder may beneficially own more than 4.99% of the Company’s outstanding shares of Common Stock at any time.

3.	Consultant Shares. Section 3.2 of the Consulting Agreement is hereby amended to replace the issuance of 700,000 shares of Common Stock with 700,000 shares of Series C Preferred Stock, to be issued on a pro rata basis at each closing of the Private Placement, based on the proceeds received by the Company upon each such closing.

4.	Effect of Amendment. This Amendment shall be effective as of the date first written above and shall constitute a binding modification to the Consulting Agreement and Placement Agent Agreement. Except as expressly modified herein, all other terms and conditions of the Consulting Agreement and Placement Agent Agreement remain in full force and effect.

5.	Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

6.	Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

7.	Electronic and Facsimile Signatures. Any signature page delivered electronically or by facsimile (including without limitation transmission by .pdf) shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment hereto.

8.	Headings. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

Lipella Pharmaceuticals Inc.

By:	/s/ Jonathan Kaufman

Name: Jonathan Kaufman
Title: Chief Executive Officer

Spartan Capital Securities, LLC

By:	/s/ Kim Monchik

Name: Kim Monchik
Title: Chief Administrative Officer